Exhibit 99.1

SANDRIDGE ENERGY, INC. ANNOUNCES FINANCIAL AND OPERATING RESULTS
FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2021;
ANNOUNCES SHARE REPURCHASE PROGRAM

Oklahoma City, Oklahoma, August 10, 2021 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE:SD) today announced financial and operational results for the three and six month periods ended June 30, 2021.
Recent Highlights
•SandRidge's Board of Directors has approved the initiation of a share repurchase program (the "Program") as a means of opportunistically returning capital to shareholders. Under the Program, the Company may repurchase up to $25 million worth of its outstanding common stock beginning as early as August 16, 2021.
•2Q21 net cash(1) increased by $14.1 million quarter-over-quarter to $70.6 million. Total cash and cash equivalents was $90.6 million as of June 30, 2021.
•Second quarter net production was 19.0 MBoed from our Mid-Continent assets, compared to 17.5 MBoed in the prior quarter, up by 1.5 MBoed despite no new drilling or completions activity in the first half of 2021. Total second quarter net production was 19.0 MBoed compared to 18.2 MBoed in the prior quarter.(2)
•2Q21 net income was $16.3 million for the quarter, or $0.45 per share. Adjusted net income(3) was $16.5 million, or $0.45 per share.
•As of June 30, 2021, the Company returned 49 wells to production that were previously curtailed due to the 2020 commodity price downturn, resulting in average incremental production of 0.8 MBoed in the first half of 2021.
•Second quarter realized oil, natural gas, and natural gas liquids prices, before the impact of derivatives, were $64.73, $1.66 and $17.33, respectively, compared to $53.99, $1.85 and $17.00 in the prior quarter.
•As of June 30, 2021, the Company did not have any open derivatives contracts.
•SandRidge announced updated production, expense, and capital expenditure guidance for 2021.
•During 2Q21, SandRidge closed on the acquisition of all overriding royalty interests held by SandRidge Mississippian Royalty Trust I for a net purchase price of $3.6 million.
•Subsequent to the sale of its North Park Basin ("NPB") assets in 1Q21, the Company is no longer engaged in the routine flaring of produced natural gas.

(1)	Net Cash is defined as cash and cash equivalents less total debt.
(2)	The difference between production from Mid-Continent assets and total production is contribution from North Park Basin assets which were sold in February 2021.
(3)	See pages 10-13 for non-GAAP financial measures definitions.

Financial Results & Update
Profitability & Realized Pricing
For the three-months ended June 30, 2021, the Company reported net income of $16.3 million, or $0.45 per share, and net cash provided by operating activities of $18.9 million. After adjusting for certain items, the Company's adjusted net income amounted to $16.5 million, or $0.45 per share, operating cash flow totaled $20.5 million and adjusted EBITDA was $20.8 million for the quarter. The Company defines and reconciles adjusted net income, operating cash flow, adjusted EBITDA, and other non-GAAP financial measures to the most directly comparable GAAP measure in supporting tables at the conclusion of this press release on pages 10-13.
Second quarter realized oil, natural gas, and natural gas liquids prices, before the impact of derivatives,(1) were $64.73, $1.66 and $17.33, respectively, compared to $53.99, $1.85 and $17.00 in the prior quarter.
For the six-months ended June 30, 2021, the Company reported net income of $51.3 million, or $1.42 per share, and net cash provided by operating activities of $33.2 million. After adjusting for certain items, to include the one-time gain of $19.7 million related to the sale of NPB assets, the Company's adjusted net income amounted to $33.9 million, or $0.94 per share, operating cash flow totaled $40.2 million and adjusted EBITDA was $42.5 million for the six months period ended.
Operating Costs
During the second quarter of 2021, lease operating expense ("LOE") was $9.2 million or $5.33 per Boe compared to $8.0 million, or $4.85 per Boe in the prior quarter. Mid-Continent represented $9.2 million or $5.33 per Boe compared to $7.1 million or $4.47 per Boe in the prior quarter. Increased expenses were driven in part by workover activity associated with the Company's well reactivation program.
For the three months ended June 30, 2021, general and administrative expense ("G&A") was $2.5 million, or $1.46 per Boe compared to $2.1 million, or $1.27 per Boe for the three months ended March 31, 2021.(2) Adjusted G&A(3) was $2.0 million, or $1.13 per Boe during the second quarter of 2021 compared to $1.9 million, or $1.14 per Boe during first quarter of 2021.
Share Repurchase Program
SandRidge's Board of Directors has approved a share repurchase program authorizing the Company to purchase up to an aggregate of $25.0 million of the Company’s outstanding common stock beginning as early as August 16, 2021. The Program is in accordance with Rule 10b-18 of the Exchange Act. Subject to applicable rules and regulations, repurchases under the Program can be made from time to time in open markets at the Company's discretion and in compliance with safe harbor provisions, or in privately negotiated transactions. The Program does not require any specific number of shares be acquired and can be discontinued by SandRidge's Board of Directors at any time.
Operational Results & Update
Subsequent to closing the sale of its North Park Basin assets in the first quarter of 2021, all of SandRidge's operations are focused in the Mid-Continent region of Oklahoma and Kansas.
Production
Production totaled 1,733 MBoe (19.0 MBoed, 13.1% oil, 35.4% NGLs and 51.5% natural gas) for the three-months ended June 30, 2021. Production totaled 3,374 MBoe (18.6 MBoed, 15.3% oil, 33.6% NGLs and 51.1% natural gas) for the six-months ended June 30, 2021.

(1)	See page 5 for impacts of derivatives on commodity price realizations.
(2)	1Q21 results impacted by $0.4MM one-time credit due to a refund of previously incurred expenses. G&A would have remained approximately flat between 1Q21 and 2Q21 had this refund not impacted 1Q21 G&A expense.
(3)	See pages 10-13 for non-GAAP financial measures definitions.

Production in the Mid-Continent totaled 1,733 MBoe (19.0 MBoed, 13.1% oil, 35.4% NGLs and 51.5% natural gas) or the three-months ended June 30, 2021. Production in the Mid-Continent totaled 3,307 MBoe (18.3 MBoed, 13.5% oil, 34.3% NGLs and 52.2% natural gas) for the six-months ended June 30, 2021.
Well Reactivation Program
During the second quarter of 2021, the Company began returning wells to production that were previously curtailed due to the commodity price downturn in the first half of 2020 and, in many cases, improving their production potential through modest capital improvements. Focused efforts to improve operating costs, along with commodity prices rebounding from their 2020 lows, have bolstered the economics of these well reactivation projects. High rates of return and low execution risk support the Company's belief that these projects represent an efficient use of capital. As of June 30, 2021, the Company brought forty-nine wells back online, resulting in average incremental production of 0.8 MBoed in the first half of 2021. Approximately thirty of these wells required workovers to return to service and accounted for capital expenditures of $0.6 million and expense dollars of $0.8 million. The balance of the wells required little to no expense to reactivate.
Proved Developed PV-10
Management believes the unaudited proved developed PV-10 reserve value of SandRidge's Mid-Continent assets to be approximately $321 million,(1) with an effective date of July 1, 2021, as routinely updated for the quarter from the Company’s engineered year-end 2020 reserves, consistent with standard industry reserve practice, including performance and commercial updates for price differentials, operating expenses and other commercials, based on the historical trailing 12 month averages, using NYMEX strip pricing as of July 30, 2021.
Natural Gas Flaring Mitigation
Subsequent to the 1Q21 sale of its North Park Basin assets in Colorado, SandRidge is no longer engaged in the routine flaring of produced natural gas.
Overriding Royalty Interest Acquisition
On April 22, 2021, the Company announced the acquisition of all the overriding royalty interest assets of SandRidge Mississippian Trust I (the “Trust”). The gross purchase price was $4.9 million (net $3.6 million, given the Company's 26.9% ownership of the Trust).

(1)	Management's internal unaudited proved developed reserve PV-10 for second quarter 2021, utilizing forward-looking pricing and other assumptions, do not reflect audited or engineered SEC historical price-based reserves, as routinely updated from the Company's year-end 2020 reserves, consistent with industry practice, for performance, price differentials, operating expenses, and other commercial factors. Pricing assumptions include July 30, 2021 NYMEX strip pricing (average WTI of $70.53 per Bbl and average Henry Hub of $3.77 per Mcf) as well as price realizations and lease operating expense, based on a historical twelve-month trailing average.

2021 Guidance Update
Due to the incorporation of the aforementioned well reactivation program into its 2021 plans, the Company is updating production, expense, and capital expenditures guidance for 2021. The Company is also updating 2021 commodity price realization guidance to midpoints of 95% and 27% of WTI for oil and NGLs, respectively, and 60% of Henry Hub for natural gas. All other guidance figures remain unchanged from the Company's May 11, 2021 update.

	Prior Guidance	Updated Guidance
Production
Oil (MMBbls)	0.6 - 0.9	0.8 - 1.0
Gas (Bcf)	15.0 - 19.0	18.0 - 22.0
NGLs (MMBbls)	1.7 - 2.1	2.0 - 2.4
Total Production (MMBoe)	4.8 - 6.2	5.8 - 7.1
Daily Production (MBoed)	13.2 - 16.9	15.9 - 19.4

LOE+Expense Workovers ($MM)	$28.0 - $34.0	$33.0 - $38.0

Total Capital Expenditures ($MM)	$5.0 - $10.0	$9.0 - $15.0
Liquidity and Capital Structure
As of June 30, 2021, the Company's total liquidity was $98.3 million, based on $88.3 million of cash, excluding restricted cash and $10.0 million available under its credit facility. As of August 6, 2021, the Company's cash on hand, including restricted cash, was approximately $104.9 million.
Conference Call Information
The Company will host a conference call to discuss these results as well as an updated investor presentation on Wednesday, August 11, 2021 at 10:00 am CT. The conference call can be accessed by registering online at http://www.directeventreg.com/registration/event/6089037 at which time registrants will receive dial-in information as well as a passcode and registrant ID. At the time of the call, participants will dial in using the numbers in the confirmation email and entering their passcode and ID, upon which they will enter the conference call. An updated investor presentation will be made available on the Company's website at http://investors.sandridgeenergy.com/Investor-Relations/.
A live audio webcast of the conference call will also be available via SandRidge's website, www.sandridgeenergy.com, under Investor Relations/Presentation & Events. The webcast will be archived for replay on the Company's website for 30 days.
About SandRidge Energy, Inc.
SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development and acquisition of oil and gas properties. Its primary area of operations is the Mid-Continent region in Oklahoma and Kansas. Further information can be found at www.sandridgeenergy.com.

-Tables to Follow-

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Production - Total
Oil (MBbl)	227	520	515	1,202
NGL (MBbl)	613	681	1,134	1,451
Natural Gas (MMcf)	5,356	5,697	10,349	12,391
Oil equivalent (MBoe)	1,733	2,151	3,374	4,718
Daily production (MBoed)	19.0	23.6	18.6	25.9

Average price per unit
Realized oil price per barrel - as reported	$64.73	$22.22	$58.70	$33.45
Realized impact of derivatives per barrel	—	11.25	—	8.27
Net realized price per barrel	$64.73	$33.47	$58.70	$41.72

Realized NGL price per barrel - as reported	$17.33	$2.34	$17.18	$5.19
Realized impact of derivatives per barrel	—	—	—	—
Net realized price per barrel	$17.33	$2.34	$17.18	$5.19

Realized natural gas price per Mcf - as reported	$1.66	$0.58	$1.75	$0.71
Realized impact of derivatives per Mcf	—	0.11	—	0.06
Net realized price per Mcf	$1.66	$0.69	$1.75	$0.77

Realized price per Boe - as reported	$19.74	$7.65	$20.10	$11.99
Net realized price per Boe - including impact of derivatives	$19.74	$10.67	$20.10	$14.24

Average cost per Boe
Lease operating	$5.33	$4.04	$5.09	$5.16
Production, ad valorem, and other taxes	$1.46	$0.86	$1.40	$1.07
Depletion (1)	$1.27	$6.21	$1.39	$8.10

Earnings per share
Earnings per share applicable to common stockholders
Basic	$0.45	$(6.06)	$1.42	$(6.42)
Diluted	$0.44	$(6.06)	$1.38	$(6.42)

Adjusted net income (loss) per share available to common stockholders
Basic	$0.45	$(0.21)	$0.94	$(0.42)
Diluted	$0.45	$(0.21)	$0.91	$(0.42)

Weighted average number of shares outstanding (in thousands)
Basic	36,416	35,611	36,187	35,581
Diluted	37,345	35,611	37,283	35,581

(1) Includes accretion of asset retirement obligation.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the six months ended June 30, 2021.

	Three Months Ended	Six Months Ended
	June 30, 2021	June 30, 2021
	(In thousands)	(In thousands)

Drilling, completion and capital workovers	$1,205	$3,242
Other capital expenditures	172	283
Total Capital Expenditures	$1,377	$3,525
(excluding acquisitions and plugging and abandonment)

Capitalization
The Company’s capital structure as of June 30, 2021 and December 31, 2020 is presented below:

	June 30, 2021	December 31, 2020

	(In thousands)
Cash, cash equivalents and restricted cash	$90,609	$28,266

Long-term debt	$20,000	$20,000
Total debt	20,000	20,000

Stockholders’ equity
Common stock	37	36
Warrants	88,520	88,520
Additional paid-in capital	1,062,426	1,062,220
Accumulated deficit	(971,415)	(1,022,710)
Total SandRidge Energy, Inc. stockholders’ equity	179,568	128,066

Total capitalization	$199,568	$148,066

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Oil, natural gas and NGL	$34,196	$16,448	$67,819	$56,587
Other	—	207	—	397
Total revenues	34,196	16,655	67,819	56,984
Expenses
Lease operating expenses	9,232	8,698	17,186	24,340
Production, ad valorem, and other taxes	2,534	1,854	4,710	5,053
Depreciation and depletion—oil and natural gas	2,193	13,348	4,698	38,203
Depreciation and amortization—other	1,475	1,739	2,969	4,373
Impairment	—	201,784	—	209,754
General and administrative	2,522	4,314	4,612	9,797
Restructuring expenses	256	444	2,310	444
Employee termination benefits	—	1,993	49	5,247
(Gain) loss on derivative contracts	—	(2,241)	—	(12,467)
(Gain) loss on sale of assets	—	(42)	(19,713)	78
Other operating (income) expense, net	(65)	150	(113)	307
Total expenses	18,147	232,041	16,708	285,129
Income (loss) from operations	16,049	(215,386)	51,111	(228,145)
Other income (expense)
Interest expense, net	(84)	(447)	(131)	(1,084)
Other income (expense), net	287	58	315	134
Total other income (expense)	203	(389)	184	(950)
Income (loss) before income taxes	16,252	(215,775)	51,295	(229,095)
Income tax expense (benefit)	—	4	—	(646)
Net income (loss)	$16,252	$(215,779)	$51,295	$(228,449)
Net income (loss) per share
Basic	$0.45	$(6.06)	$1.42	$(6.42)
Diluted	$0.44	$(6.06)	$1.38	$(6.42)
Weighted average number of common shares outstanding
Basic	36,416	35,611	36,187	35,581
Diluted	37,345	35,611	37,283	35,581

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$88,338	$22,130
Restricted cash - other	2,271	6,136
Accounts receivable, net	20,681	19,576
Prepaid expenses	2,186	2,890
Other current assets	80	80
Total current assets	113,556	50,812
Oil and natural gas properties, using full cost method of accounting
Proved	1,439,904	1,463,950
Unproved	13,365	17,964
Less: accumulated depreciation, depletion and impairment	(1,370,544)	(1,375,692)
	82,725	106,222
Other property, plant and equipment, net	99,572	103,118
Other assets	594	680
Total assets	$296,447	$260,832

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$42,896	$51,426
Asset retirement obligation	15,939	16,467
Other current liabilities	408	984
Total current liabilities	59,243	68,877
Long-term debt	20,000	20,000
Asset retirement obligation	36,197	40,701
Other long-term obligations	1,439	3,188
Total liabilities	116,879	132,766
Stockholders’ Equity
C Common stock, $0.001 par value; 250,000 shares authorized; 36,560 issued and outstanding at June 30, 2021 and 35,928 issued and outstanding at December 31, 2020	37	36
Warrants	88,520	88,520
Additional paid-in capital	1,062,426	1,062,220
Accumulated deficit	(971,415)	(1,022,710)
Total stockholders’ equity	179,568	128,066
Total liabilities and stockholders’ equity	$296,447	$260,832

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$51,295	$(228,449)
Adjustments to reconcile net loss to net cash provided by operating activities
Provision for doubtful accounts	21	283
Depreciation, depletion, and amortization	7,667	42,576
Impairment	—	209,754
Debt issuance costs amortization	36	318
(Gain) loss on derivative contracts	—	(12,467)
Cash received on settlement of derivative contracts	—	10,577
Loss (gain) on sale of assets	(19,713)	78
Stock-based compensation	799	749
Other	71	68
Changes in operating assets and liabilities	(6,945)	(10,025)
Net cash provided by (used in) operating activities	33,231	13,462
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(4,389)	(6,814)
Acquisition of assets	(3,545)	—
Purchase of other property and equipment	(59)	—
Proceeds from sale of assets	37,900	1,506
Net cash provided by (used in) investing activities	29,907	(5,308)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	—	39,000
Repayments of borrowings	—	(37,500)
Reduction of financing lease liability	(122)	(694)
Debt issuance costs	(81)	—
Proceeds from exercise of stock options	21	—
Cash paid for tax obligations on vested stock awards	(613)	(1)
Net cash provided by (used in) financing activities	(795)	805
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	62,343	8,959
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	28,266	5,968
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$90,609	$14,927
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(106)	$(812)
Cash received for income taxes	$—	$616
Supplemental Disclosure of Noncash Investing and Financing Activities
Purchase of PP&E in accounts payable	$1,260	$704
Right-of-use assets obtained in exchange for financing lease obligations	$363	$67
Carrying values of properties exchanged	$—	$3,890

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Cash Provided by Operating Activities to Operating Cash Flow
The Company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(In thousands)
Net cash (used in) provided by operating activities	$18,900	$(4,641)	$33,231	$13,462
Changes in operating assets and liabilities	1,640	10,711	6,945	10,025
Operating cash flow	$20,540	$6,070	$40,176	$23,487

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income (loss) before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development and to service or incur additional debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(In thousands)
Net Income (loss)	$16,252	$(215,779)	$51,295	$(228,449)
Adjusted for
Income tax (benefit) expense	—	4	—	(646)
Interest expense	86	449	134	1,093
Depreciation and amortization - other	1,475	1,739	2,969	4,373
Depreciation and depletion - oil and natural gas	2,193	13,348	4,698	38,203
EBITDA	20,006	(200,239)	59,096	(185,426)

Asset impairment	—	201,784	—	209,754
Stock-based compensation (1)	564	581	783	710
(Gain) loss on derivative contracts	—	(2,241)	—	(12,467)
(Gain) loss on sale of assets	—	(42)	(19,713)	78
Cash received upon settlement of derivative contracts	—	6,490	—	10,577
Employee termination benefits	—	1,993	49	5,247
Restructuring expenses	256	444	2,310	444
Other	(2)	(2)	(3)	(16)
Adjusted EBITDA	$20,824	$8,768	$42,522	$28,901
1.Excludes non-cash stock-based compensation included in employee termination benefits.

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(In thousands)
Net cash (used in) provided by operating activities	$18,900	$(4,641)	$33,231	$13,462
Changes in operating assets and liabilities	1,640	10,711	6,945	10,025
Interest expense	86	449	134	1,093
Employee termination benefits (1)	—	1,993	49	5,247
Income tax (benefit) expense	—	4	—	(646)
Other	198	252	2,163	(280)
Adjusted EBITDA	$20,824	$8,768	$42,522	$28,901
1.Excludes associated stock-based compensation.

Reconciliation of Net Income (Loss) Available to Common Stockholders to Adjusted Net Income (Loss) Available to Common Stockholders
The Company defines adjusted net income (loss) as net income (loss) excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income (loss) as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income (loss) is not a measure of financial performance under GAAP and should not be considered a substitute for net income (loss) available to common stockholders.

	Three Months Ended June 30, 2021		Three Months Ended June 30, 2020
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income (loss) available to common stockholders	$16,252	$0.44	$(215,779)	$(6.05)
Asset impairment	—	—	201,784	5.67
Gain on derivative contracts	—	—	(2,241)	(0.06)
(Gain) loss on sale of assets	—	—	(42)	—
Cash received upon settlement of derivative contracts	—	—	6,490	0.18
Employee termination benefits	—	—	1,993	0.06
Restructuring expenses	256	0.01	444	0.01
Other	(2)	—	—	—
Adjusted net income (loss) available to common stockholders	$16,506	$0.45	$(7,351)	$(0.21)

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,416	37,345	35,611	35,611
Total adjusted net income (loss) per share	$0.45	$0.45	$(0.21)	$(0.21)

	Six Months Ended June 30, 2021		Six Months Ended June 30, 2020
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income (loss) available to common stockholders	$51,295	$1.38	$(228,449)	$(6.42)
Asset impairment	—	—	209,754	5.90
Gain on derivative contracts	—	—	(12,467)	(0.35)
(Gain) loss on sale of assets	(19,713)	(0.53)	78	—
Cash received upon settlement of derivative contracts	—	—	10,577	0.30
Employee termination benefits	49	—	5,247	0.15
Restructuring expenses	2,310	0.06	444	0.01
Other	(3)	—	(7)	—
Adjusted net income (loss) available to common stockholders	$33,938	$0.91	$(14,823)	$(0.42)

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,187	37,283	35,581	35,581
Total adjusted net income (loss) per share	$0.94	$0.91	$(0.42)	$(0.42)

Reconciliation of G&A to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended June 30, 2021		Three Months Ended June 30, 2020
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$2,522	$1.46	$4,314	$2.01
Stock-based compensation (1)	(564)	(0.33)	(581)	(0.27)
Adjusted G&A	$1,958	$1.13	$3,733	$1.74

	Six Months Ended June 30, 2021		Six Months Ended June 30, 2020
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$4,612	$1.37	$9,797	$2.08
Stock-based compensation (1)	(783)	(0.23)	(709)	(0.15)
Adjusted G&A	$3,829	$1.14	$9,088	$1.93
1.Excludes non-cash stock-based compensation included in employee termination benefits.

Contact Information
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Revised 2020 Operational and Capital Expenditure Guidance.” These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development and acquisition of oil and gas properties. Its primary areas of operation are the Mid-Continent in Oklahoma and Kansas. Further information can be found at www.sandridgeenergy.com.